Exhibit 10.10

                              Employment Agreement

     EMPLOYMENT AGREEMENT ("Agreement"), dated as of March 1, 2000, between Candie's Inc., a Delaware corporation (the "Company"), with principal executive offices at 2975 Westchester Avenue, Purchase, New York 10577 and John Joseph McPhee (the "Executive"), residing at 19 Saint Nicholas Road, Darien, Connecticut 06820.

                                   Witnesseth

     WHEREAS, the Company has determined that it desires to employ Executive as President of Wholesale.

     WHEREAS, the Company and Executive desire to enter into an agreement relating to the employment of Executive by the Company;

     NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties agree as follows:

     1. EMPLOYMENT

     The Company hereby agrees to employ Executive as of the commencement of the Employment Term (as hereinafter defined), and Executive hereby agrees to accept employment with the Company and agrees to serve, upon the terms and conditions herein contained, as President of Wholesale and shall have the duties and responsibilities normally inherent in such capacity in corporations of similar size and character. Executive shall report to the Chief Executive Officer of the Company.

     The term of employment under this Agreement shall commence on March 15, 2000 and, subject to the terms hereof shall terminate on January 31, 2003 (such term of employment is referred to hereinafter as the "Employment Term").

     Throughout the period of his employment hereunder, Executive shall devote substantially all his business time, and his best efforts to the business and affairs of the Company. The Company acknowledges that the Executive owns investment real estate holdings, which do not conflict with his duties with the Company.

     The duties and services to be performed by Executive hereunder shall be rendered in the Manhattan and/or Westchester County, New York Metropolitan Area, except for reasonable travel on the Company's business incident to the


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performance of Executive's duties. Executive shall not be required to perform any duties or services that would require him to relocate his current residence.

     2. SALARY

     During the Employment term, Executive shall be entitled to receive a base salary at a rate of $200,000 for the period commencing March 1, 2000 and ending March 15, 2000, $225,000 thereafter for a term expiring January 31, 2001, $275,000 for the 12 months ending January 31, 2002 and $325,000 for the 12 months ending January 31, 2003, payable in bi-weekly installments in accordance with the Company's payroll practices.

     3. BONUS AND STOCK OPTIONS

     Executive shall receive an annual bonus of 1% of the Company's income before income taxes (but in no event less than $25,000 in respect of the fiscal year ending January 31, 2001). The bonus shall be paid within 30 days of company's filing of its Form 10-K with the Securities and Exchange Commission, or 120 days from fiscal year-end, whichever occurs first.

     In consideration of Executive entering into this Agreement, the Company hereby grants to Executive, and Executive hereby accepts, an option to purchase 100,000 shares (the "2000 Option") of the Company's common stock at a price per share equal to the fair market value as of the date hereof. This option shall vest such that 33 1/3% of the shares subject to option may be exercised immediately, 66 2/3% of the shares subject to option may be exercised on the first anniversary of the Agreement, and upon the second anniversary of this Agreement, the option may be exercised as to all optioned shares not previously exercised.

     The Company has previously granted options to Executive which, together with shares subject to 2000 Option, constitute options in the aggregate in respect of 250,000 shares of the Company's common stock (the "Option Shares"). On or before September 1, 2000, the Company shall file with the Securities and Exchange Commission a Registration Statement on Form S-8, or such other comparable form, as necessary to register the Option Shares under the Securities Act of 1933, as amended, and shall take all such other action as is necessary to register or qualify the Option Shares under all applicable Blue Sky laws of the States of New York and Connecticut and any other jurisdiction in which such registration or qualification is required by law. If the Company does not satisfy the requirements of this paragraph by September 1, 2000, then it shall pay Executive a bonus in the amount of $25,000 not later than September 15, 2000, and Executive shall retain all other rights hereunder.


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     If during the period that Executive is employed by the Company, Executive shall be discharged by the Company other than for Cause (as hereinafter defined) including without limitation Executive's termination for Good Reason (as hereinafter defined) or a Change in Control of the Company (as hereinafter defined) shall occur, or if Executive shall die or be permanently and totally disabled within the meaning of Section 422 (e) of the Internal Revenue Code, then all options relating to the Option Shares shall be immediately vested and shall be exercisable for a period of one year after any such event.

     4. TERMINATION

     In the event that Executive's employment is terminated other than for Cause (as hereinafter defined) including by reason of a "Change in Control" (as hereinafter defined) of the company, or for "Good Reason" (as hereinafter defined) the company shall be obligated to pay Executive his full salary and benefits through the date of termination plus full base salary for one year or the balance of the term of Agreement, whichever is greater, without an obligation to mitigate. Any bonus due shall be paid on a pro-rata basis. A "Change in Control" of the Company shall be deemed to have occurred in the event of: (i) the direct or indirect sale or exchange by the stockholders of the Company of all or substantially all of the stock of the Company, in a single or series of related transactions, after which sale or exchange the stockholders of the Company immediately prior to such transactions do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company (subject to the express understanding that ordinary trading in the Company's common stock in public markets is not deemed to be a Change in Control under this provision); (ii) a merger in which the Company is a party after which merger the stockholders of the Company do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the surviving company; or (iii) the sale, exchange or transfer of all or substantially all of the Company's assets (other than a sale, exchange or transfer to one or more corporations in which the stockholders of the Company before such sale, exchange or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporations to which the assets are transferred).

     5. TERMINATION FOR GOOD REASON

     Executive may terminate his employment hereunder if there is a Change in Control or for Good Reason at any time during the Employment Term, in which event Executive agrees to resign from all of his positions with the Company. For purposes of the Agreement, "Good Reason" shall mean any of the following (without Executive's express prior written consent):


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     The assignment to Executive by the Company of duties inconsistent with a senior executive officer of the Company, except in connection with the termination of Executive's employment for Cause;

     A Reduction by the Company in Executive's base salary as in effect at the commencement of the Employment Term or as the same may be increased from time to time during the term of this Agreement or the Company's failure to increase Executive's base salary in an amount which is at least equals the amount prescribed in Section 2 hereof;

     A failure by the Company to discharge its obligations under any bonus or stock option arrangement described in Section 3 hereof:

     The Company requiring Executive to be based anywhere other than a location within the Manhattan or Westchester County New York Metropolitan Area, except for reasonable travel on the Company's business incidental to the performance of Executive's duties;

     A failure by the Company to continue in effect any benefit or compensation plan or stock option plan (including any pension, profit sharing, bonus, life insurance, health, accidental death or dismemberment or disability plan) in which Executive is participating at the substantially similar benefits to those in effect at the commencement of the Employment Term, or the taking of any action by the Company which would adversely affect Executive's participation in or materially reduce Executive's benefits under any such plans, except to the extent that any modifications are applicable to all of the Company's executives;

     The taking of any action by the Company which would deprive Executive of any material fringe benefit enjoyed by Executive at the commencement of the Employment term or the failure by the Company to provide Executive with the number of vacation days to which the Executive was entitled to in accordance with the Company's normal vacation policy in effect at the commencement of the Employment Term, except to the extent that any modifications are applicable to all of the Company's executives;

     Any material breach by the Company of any provision of this Agreement; or,

     Any purported termination of Executive's employment which is not effected pursuant to a Notice of Termination (as hereinafter defined) satisfying the requirements of Section 6 of this Agreement and for the purposes of this Agreement no such purported termination shall be effective.


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     6. DISCHARGE FOR CAUSE

     The Company shall have the right to terminate the employment of Executive during the Employment Term. If the Company terminates the employment of Executive other than for Cause, the provisions of Section 4 hereof shall apply. If the Company terminates the employment of Executive for Cause, its obligations under this Agreement (including, but not limited to, Section 4) to make any further payments to Executive shall thereupon cease and terminate (except that Executive shall be entitled to prompt payment of all accrued salary and expenses for which he is entitled to reimbursement). As used herein, the term "Cause" shall be limited to (a) an action by Executive involving willful malfeasance having a material adverse effect on the Company, (b) death or permanent and total disability of Executive or (c) Executive being convicted of a felony, or of any economic, business or commercial crime; provided, however, that any action or failure to act by Executive shall not constitute "Cause" if, in good faith, Executive reasonably believed such action or failure to act to be in or not opposed to the best interests of the Company, or if Executive shall be entitled, under applicable law or the charter or bylaws of the Company, to be indemnified with respect to such action or failure to act. Termination of Executive for Cause pursuant to this Section 6 shall be communicated by a "Notice of Termination". For purposes of this Agreement, a "Notice of Termination" shall mean delivery to Executive of a notice from the Company's Chief Executive Officer stating that in the good faith opinion of the Chief Executive Officer, Executive was guilty of the conduct set forth in the fourth sentence of this Section 6 and specifying the particulars thereof in detail. For purposes of this Agreement, no such purported termination of Executive's employment shall be effective without such Notice of Termination.

     7. EXPENSES

     Executive is authorized in incur reasonable expenses for promoting the business of the Company including expenses for travel and similar items. Executive will travel coach class for domestic travel and business class for international travel. The Company will promptly reimburse Executive for all of the above expenses upon presentation by Executive from time to time of an itemized account of such expenditures in accordance with the Company's reasonable procedures as in effect from time to time.

     8. EMPLOYEE BENEFITS

     Executive shall be provided, to the extent eligible, with all benefits coverage afforded by the Company to its senior executives, including, without


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limitation, health and hospitalization insurance, disability insurance, travel insurance and vacations.

     Executive shall be included in all pension plans or other similar or comparable plans, programs and arrangements applicable generally to senior executives of the Company in accordance with the terms thereof and shall be provided with the benefits provided by the Company under such plans, programs and arrangements as allowed by law.

     Executive shall receive an all-inclusive monthly automobile of choice (BMW 740 iL, approximate monthly lease fee $900.00).

     9. NON-COMPETITION, CONFIDENTIAL INFORMATION AND NON-SOLICITATION

     For the duration of Executive's employment during the Employment Term, Executive agrees that he will not, within the United States of America or in any foreign country where the Company or any material subsidiary engages in business, directly or indirectly, engage in any business activity that is competitive with the business conducted by the Company or any material subsidiary either as principal, officer, employee, partner or stockholder (other than as a holder of less than 3% of any class of outstanding voting securities of any business whose voting securities are listed on a national securities exchange or traded in the over-the-counter market), or as a director, trustee or manager of any competing corporation, association, business or firm without prior written approval of the Board of Directors of the Company.

     For the purposes of this Section 9, a subsidiary shall be considered "material" if the revenues of such subsidiary are greater than 10% of the revenues of the Company and each member of its consolidated group, taken as a whole.

     Executive recognizes and acknowledges that the name, trade or service marks, records, plans or methods of the Company's business, together with its list of customers, constitutes a valuable asset of the Company's business. Accordingly, at no time shall Executive use such names, marks, records, plans, or methods of the Company's business nor the Company's proprietary confidential customers' list or disclose them or any part thereof to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, other than to further the business interests of the Company during the Employment Term.


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     10. LIMITATION ON PAYMENTS

     If any amount payable to Executive pursuant to this Agreement which are deemed to constitute Parachute Payments (as hereinafter defined) when added to any other payments which are deemed to constitute Parachute Payments, would result in the imposition on Executive of an excise tax under Section 4999 of the Internal Revenue Code, then the amounts payable under Section 4 hereof shall be reduced by the smallest amount necessary to avoid the imposition of such excise tax; but shall be reduced only if, by reason of such reduction, Executive's Net After Tax Benefit (as hereinafter defined) shall exceed the Net After Tax Benefit if such reduction were not made. The foregoing calculations (including any calculations required under the definition of Net After Tax Benefit) shall be made, at the Company's expense, by an accounting firm and outside counsel mutually acceptable to the Executive and the Company. In the event it becomes necessary to limit any payments under this Agreement, Executive's health and life insurance shall be the last payments to be so limited; any other payments payable under this Agreement shall be payable when due until the remaining maximum permissible amount has been paid to the Executive under this Section 10.

     For the purposes of this Section 10, the terms "Net After Tax Benefit" and Parachute Payment" shall have the meanings set forth below:

     "Net After Tax Benefit" means the sum of (i) the total amounts payable to the Executive under this Agreement, plus (ii) all other payments and benefits which Executive receives or is entitled to receive from the Company that would constitute a Parachute Payment, less (iii) the amount of federal income taxes payable with respect to the foregoing to be paid by Executive (based upon the rate in effect for such year as set forth in the Internal Revenue Code at the time of termination of his employment), less (iv) the among of excise taxes imposed with respect to the payments and benefits described in (i) ad (ii) above by Section 4999 of the Internal Revenue Code.

     "Parachute Payment" means any payment deemed to constitute a "parachute payment" as defined in Section 280G of the Code.

     11. NOTICES

     All notices or communications hereunder shall be in writing, addressed as follows:


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         To the Company:            Candie's Incorporated
                                    2975 Westchester Avenue
                                    3rd Floor
                                    Purchase, NY 10577
                                    ATTN: Neil Cole

         To Executive:              Mr. John J. McPhee
                                    19 St. Nicholas Road
                                    Darien, CT 06820

         With a copy to:            Jed E. Solomon, Esq.
                                    Cooper, White and Cooper LLP
                                    201 California Street
                                    17th Floor
                                    San Francisco, CA 94111

     Any such notice or communication shall be sent certified or registered mail, return receipt requested, postage prepaid, addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt, as shown by the receipt therefore, shall determine the time at which notice was given.

     12. SEVERABILITY; LEGAL FEES

     If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect. In the event of any proceeding or action, the prevailing party shall be entitled to reasonable fees and costs incurred.

     13. ENTIRE AGREEMENT

     This Agreement, and any amendments thereof represent the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and Executive with respect to the subject matter hereof. This Agreement may be amended at any time by mutual written agreement of the parties hereof.


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     14. GOVERNING LAW

     This Agreement shall be construed, interpreted, and governed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and Executive has hereunto set his hand, as of the date first set forth above.

/s/ John J. McPhee
--------------------
John J. McPhee
President Wholesale, Candie's Inc.


/s/ Neil Cole
---------------------------
Neil Cole
Chief Executive Officer
Candie's Inc.


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